Fourth Quarter and Full Year 2025 Earnings Presentation Exhibit 99.2

Disclaimer Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, which may relate to future events or the future performance or financial condition of Ares Commercial Real Estate Corporation (“ACRE” or, the “Company”), Ares Commercial Real Estate Management LLC (“ACREM” or the Company's "Manager"), a subsidiary of Ares Management Corporation (“Ares Corp.”), Ares Corp., certain of their subsidiaries and certain funds and accounts managed by ACREM, Ares Corp. and/or their subsidiaries, including, without limitation, ACRE. These statements include, but are not limited to, statements about potential earnings, the resolution of underperforming loans, increased investment activity, liquidity management, reduction or increase of CECL reserve, reduction or increase of available borrowings, the industry and the loan market and are not guarantees of future results or financial condition and involve a number of risks and uncertainties. Actual results could differ materially from those in the forward-looking statements as a result of a number of factors, including global economic trends and economic conditions, including high inflation, slower growth, changes to fiscal and monetary policy, high interest rates, currency fluctuations and changes caused by tariffs and trade disputes, as well as geopolitical instability, changes in interest rates and credit spreads, management’s estimate of current expected credit losses and current expected credit loss reserve, the amount of commercial mortgage loans requiring refinancing, the demand for commercial real estate loans, the Company’s expected investment capacity and available capital, rates of default or decreased recovery rates on the Company’s target investments, the Company’s business and investment strategy, the Company’s projected operating results, the ability of Ares Commercial Real Estate Management LLC to locate suitable investments for the Company, monitor, service and administer the Company’s investments and execute its investment strategy, and other risks described from time to time in ACRE’s filings within the Securities and Exchange Commission (“SEC”). Any forward-looking statement, including any contained herein, speaks only as of the time of this release and none of ACRE, ARES Corp. nor ACREM undertakes any duty to update any forward-looking statements made herein. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws. Ares Corp. is the parent to several registered investment advisers, including Ares Management LLC (“Ares Management”) and ACREM. Collectively, Ares Corp., its affiliated entities, and all underlying subsidiary entities shall be referred to as “Ares” unless specifically noted otherwise. For a discussion regarding potential risks on ACRE, see Part I., Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part I., Item 1A. “Risk Factors” in ACRE’s Annual Report on Form 10-K and Part II, Item 1A. "Risk Factors" in ACRE’s subsequent Quarterly Reports on Form 10-Q. The information contained in this presentation is summary information that is intended to be considered in the context of ACRE’s SEC filings and other public announcements that ACRE, ACREM or Ares may make, by press release or otherwise, from time to time. ACRE, ACREM and Ares undertake no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. These materials contain information about ACRE, ACREM and Ares, and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of ACRE, ACREM or Ares or information about the market, as indicative of future results, the achievement of which cannot be assured. Nothing in these materials should be construed as a recommendation to invest in any securities that may be issued by ACRE or any other fund or account managed by ACREM or Ares, or as legal, accounting or tax advice. None of ACRE, ACREM, Ares or any affiliate of ACRE, ACREM or Ares makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance. Certain information set forth herein includes estimates and projections and involves significant elements of subjective judgment and analysis. Further, such information, unless otherwise stated, is before giving effect to management and incentive fees and deductions for taxes. No representations are made as to the accuracy of such estimates or projections or that all assumptions relating to such estimates or projections have been considered or stated or that such estimates or projections will be realized. In addition, in light of the various investment strategies of such other investment partnerships, funds and/or pools, it is noted that such other investment programs may have portfolio investments inconsistent with those of the investment vehicle or strategy discussed herein. These materials are not intended as an offer to sell, or the solicitation of an offer to purchase, any security, the offer and/or sale of which can only be made by definitive offering documentation. Any offer or solicitation with respect to any securities that may be issued by ACRE will be made only by means of definitive offering memoranda or prospectus, which will be provided to prospective investors and will contain material information that is not set forth herein, including risk factors relating to any such investment. For the definitions of certain terms used in this presentation, please refer to the "Glossary" slide in the appendix. This presentation may contain information obtained from third parties, including ratings from credit ratings agencies such as Standard & Poor’s. Such information has not been independently verified and, accordingly, ACRE makes no representation or warranty in respect of this information. Reproduction and distribution of third party content in any form is prohibited except with the prior written permission of the related third party. Third party content providers do not guarantee the accuracy, completeness, timeliness or availability of any information, including ratings, and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such content. THIRD PARTY CONTENT PROVIDERS GIVE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. THIRD PARTY CONTENT PROVIDERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, EXEMPLARY, COMPENSATORY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, COSTS, EXPENSES, LEGAL FEES, OR LOSSES (INCLUDING LOST INCOME OR PROFITS AND OPPORTUNITY COSTS OR LOSSES CAUSED BY NEGLIGENCE) IN CONNECTION WITH ANY USE OF THEIR CONTENT, INCLUDING RATINGS. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice. 2

Q4 2025 and Full Year 2025 Company Results and Highlights Note: As of December 31, 2025, unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. See relevant endnotes on page 22. Earnings and Results • Q4 2025 and FY 2025 GAAP net income (loss) of $(0.07) and $(0.02) per diluted common share, respectively • Q4 2025 and FY 2025 Distributable Earnings (Loss) of $0.15 and $(0.12) per diluted common share, respectively1 • Q4 2025 and FY 2025 Distributable Earnings of $0.11 and $0.46 per diluted common share, excluding realized gains (losses) of $0.04 and $(0.58) per diluted common share, respectively1 • Book value of $9.26 per common share (or $11.57 per common share excluding CECL reserve)2 • $127 million CECL reserve representing 8% of outstanding principal balance of loans held for investment Progress and Achievements Further addressed risk rated 4 and 5 loans, reduced office loans and partially monetized REO properties • Reduced office loans by $48 million to $447 million in Q4 2025, bringing the total office loan reduction to $193 million in FY 2025 • Continued to support borrowers' business plans and made progress reducing risk across the portfolio, specifically in risk rated 4 and 5 loans in FY 2025 o Resolved two risk rated 4 and 5 loans and continued to actively address five risk rated 4 and 5 loans, including two that were added in FY 2025 • Changes to risk rated 4 and 5 loans and REO properties in Q4 2025: o Restructured an $81 million senior risk rated 4 loan collateralized by an office property in Arizona into a $65 million senior risk rated 3 loan and an $8 million risk rated 4 subordinated loan, whereby the sponsor contributed additional equity to partially paydown the loan and further support its business plan o Adjusted the risk rating of a $28 million senior Pennsylvania multifamily loan to risk rated 5 (previously risk rated 4) o Executed a partial sale related to the North Carolina office REO property for $5 million resulting in a gain of $2 million3 Achieved and maintained appropriate liquidity to support asset resolutions and new investing activity • Maintained moderate leverage profile, which reflects flexibility to drive further resolutions and support investment activity • Collected $74 million of repayments in Q4 2025, bringing total repayments to $572 million in FY 2025 • Available capital of $110 million supports continued asset resolutions and new investment objectives4 Investment Activity Increased investment activity to support earnings and further diversify and expand the loan portfolio • Closed eight senior loans totaling $393 million in commitments in Q4 2025, bringing total commitments originated to $486 million in FY 2025 • More than 60% of commitments originated in FY 2025 were co-invested alongside other Ares managed funds, allowing ACRE to access larger institutional opportunities from the Ares platform and maintain portfolio diversification objectives • More than 50% of commitments originated in FY 2025 were collateralized by residential and industrial properties • Subsequent to quarter end, closed two senior loans totaling $150 million in commitments collateralized by multifamily and mixed-use properties Dividends • Declared cash dividend of $0.15 per common share for shareholders for Q1 2026, which equates to an annualized implied dividend yield of approximately 12% to our stock price as of February 5, 20265 3

Portfolio Overview

Portfolio Highlights

$1.7 billion total portfolio comprised of loans held for investment and REO properties

- Risk rated 1-3 loans (ex. office): Represents 57% of the total portfolio including a majority of loans collateralized by multifamily and industrial properties
- Risk rated 1-3 office loans: Continued to perform with stable to improving leasing trends and continued sponsor support
- Risk rated 4 and 5 loans: Continued to make progress on majority of risk rated 4 and 5 loans, including the two largest
- REO: Both properties have income yields of approximately 9%[1]


57%2
16%2
19%2
8%2
100%2

ACRE's Total Portfolio *($ in millions)*	Risk Rated 1-3 Loans (ex. Office)	Risk Rated 1-3 Office Loans	Risk Rated 4 and 5 Loans	REO	Total
Number of Loans or REO Properties	24	5	5	2	36
Carrying Value[2]	$941	$272	$316	$130	$1,659

Progress on Largest Risk Rated 4 and 5 Loans

Chicago Office (Risk Rated 5)



- Carrying Value[2]: $140 million
- Q4 2025 Update: Occupancy remains over 90% with a weighted average lease term of eight years. In addition, the borrower has been engaging in a potential sale process

Brooklyn Residential/Condo (Risk Rated 4)



- Carrying Value[2]: $130 million
- Q4 2025 Update: Construction continues to progress on schedule. The formal marketing plan has launched and sales are anticipated to begin in 1H 2026[3]

Note: As of December 31, 2025 unless otherwise noted. Past performance may not be indicative of future results. Numbers may not sum due to rounding. 1) Income yield is calculated as the annualized property level net operating income for the three months ended December 31, 2025 (excluding non-recurring items) divided by the carrying value. 2) Represents carrying value of loans held for investment and real estate owned held for investment as of December 31, 2025. 3) Data as of February 5, 2026.

ARES 4

Ares Management is a Global Leader

With approximately $623 billion in assets under management, Ares Management Corporation is a global alternative investment manager operating an integrated platform across five business groups

Overview

Founded	1997
AUM	$623 billion
Employees	4,260+
Investment Professionals	1,600+
Global Offices	55+[1]
Direct Institutional Relationships	2,800+
Listing: NYSE – Market Capitalization	$58 billion[2]

Global Footprint[3]



The Ares Differentiators

- Power of a broad and scaled platform enhancing investment capabilities
- 20+ year track record of attractive risk adjusted returns through market cycles[6]
- Deep management team with integrated and collaborative approach
- A pioneer and leader in leveraged finance, private credit and secondaries

	Credit	Real Assets	Secondaries	Private Equity	Other Businesses
AUM	$407 billion	$139 billion	$42 billion	$25 billion	$9 billion
Strategies	Direct Lending Liquid Credit Alternative Credit Opportunistic Credit APAC Credit	Real Estate Equity Real Estate Debt Digital Infrastructure Infrastructure Opportunities Infrastructure Debt	Private Equity Secondaries Real Estate Secondaries Infrastructure Secondaries Credit Secondaries	Corporate Private Equity APAC Private Equity	Ares Insurance Solutions[4] Ares Acquisition Corporation[5]

Note: As of December 31, 2025. AUM amounts include funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation and registered investment adviser. Past performance is not indicative of future results. Numbers may not sum due to rounding. 1) Only counts one location per metro area. Includes only offices that Ares has leased or acquired. Does not include legacy GCP International locations where Ares is not acquiring the leases. 2) As of January 20, 2026. 3) New Delhi office is operated by a third party with whom Ares Asia maintains an ongoing relationship relating to the sourcing, acquisition and/or management of investments. 4) AUM managed by Ares Insurance Solutions excludes assets which are sub-advised by other Ares' investment groups or invested in Ares funds and investment vehicles. 5) AUM includes Ares Acquisition Corporation II ("AACT"). 6) Risk adjusted returns do not guarantee against loss of capital.

ARES

5

Ares Real Estate is a Global Investment Manager and Operator

~$114 billion Real Estate Q4 25 AUM	340+ Investment Professionals[1]	400+ Operating Professionals[2]
3,900+ Global Real Estate Properties	~765 million Global Portfolio Square Feet	105 thousand+ | 635 million+ Residential Units[3] | Logistics Square Feet

Competitive Edge Delivers Demonstrated Performance

Scale and global reach yield real-time market intelligence and drive deal flow

Combination of vertical integration and longstanding operating partners delivers proprietary investment opportunities for investors

Regional and sector-specific offerings across capital structure, return spectrum and vehicle types differentiate us from peers

Seasoned and collaborative team enables us to adapt to market changes and positions us strongly for opportunities

Comprehensive and Dynamic Investment Solutions


Value-Add
Core/
Core-Plus
Opportunistic
Across Equity and Debt Investments

ARES

The performance and awards noted herein relate only to selected funds/strategies and may not be representative of any given client's experience and should not be viewed as indicative of Ares' past performance or its funds' future performance.. Note: Data as of December 31, 2025, unless otherwise indicated. **See relevant endnotes on page 22.**

6

Office loans measured by outstanding principal balance decreased 10% QoQ and 30% YoY Office Loans Progress Note: As of December 31, 2025 unless otherwise noted. Past performance is not indicative of future results. Reduced Office Loans QoQ and YoY as Measured by Outstanding Principal Balance ($ in millions) 7 $847 $850 $640 $495 $447 Q4 2022 Q4 2023 Q4 2024 Q3 2025 Q4 2025

Balance Sheet and Capital Position Provides Flexibility

Maintained balance sheet flexibility which supports the ability to resolve risk rated 4 and 5 loans and increase investment activity

Achieved and Continued to Maintain Balance Sheet Flexibility
($ in millions)



$1,739
2.0x
Q4 2022
$1,619
1.9x
Q4 2023
$1,174
1.6x
Q4 2024
$811
1.1x
Q3 2025
$1,048
1.6x
Q4 2025
Total Outstanding Borrowings[1]
Net Debt to Equity Excluding CECL[2]

Note: Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) Total outstanding borrowings is based on total outstanding principal balance. 2) Net debt to equity ratio (excluding CECL reserve) is calculated as (i) $1.0 billion outstanding principal of borrowings less $31 million of cash (inclusive of restricted amounts available to repay collateralized loan obligation securitization debt), (ii) divided by the sum of total stockholders' equity of $510 million plus CECL reserve of $127 million. Net debt to equity ratio including CECL reserve is 2.0x as of December 31, 2025. Total debt to equity ratio excluding CECL reserve is 1.6x and including CECL reserve is 2.1x as of December 31, 2025. Please see prior earnings presentations for calculations of net debt to equity ratio for prior periods. 3) As of December 31, 2025, includes $31 million of cash (inclusive of restricted amounts available to repay collateralized loan obligation securitization debt) and approximately $79 million of available financing proceeds under our secured funding agreements.

Repayments on Loans Held for Investment

$74 million in Q4 2025
$572 million in FY 2025

Available Capital[3]

$110 million

ARES 8

Trends in CECL Reserves Note: As of December 31, 2025 unless otherwise noted. Past performance is not indicative of future results. Numbers may not sum due to rounding. Change in CECL Reserve Q4 2025 ($ in millions) Q3 2025 CECL Reserve Net Increase in CECL Reserve on Existing Loans Impact from New Loan Commitments Q4 2025 CECL Reserve Change in CECL Reserve FY 2025 ($ in millions) YE 2024 CECL Reserve Reversal of CECL Reserve Due to Exits Net Decrease in CECL Reserve on Existing Loans Impact from New Loan Commitments YE 2025 CECL Reserve 9 $117 $6 $4 $127 $145 $(22) $(1) $5 $127

CECL reserve related to risk rated 4 and 5 loans: 92% CECL Reserve Note: As of December 31, 2025 unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) Total CECL Reserve includes reserve on both the outstanding balances and unfunded commitments on loans held for investment. 2) Percentages are based on outstanding principal balance of loans held for investment. $127 million Total CECL Reserve1 8% CECL Reserve as a Percent of Loans Held for Investment2 10 CECL Reserve by Risk Rating CECL Reserve by Property Type CECL reserve related to office and residential/ condo: 86% 8% 39%53% Risk Rated 1-3 Loans Risk Rated 4 Loans Risk Rated 5 Loans 56%30% 14% Office Residential/ Condo Other

CECL Reserve for Risk Rated 4 and 5 Loans Note: As of December 31, 2025 unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) Total CECL Reserve includes reserve on both the outstanding balances and unfunded commitments on loans held for investment. 2) Percentage is based on outstanding principal balance of loans with risk ratings of 4 or 5. 3) Percentages are based on outstanding principal balance of loans with risk ratings of 4 or 5 by property type. Risk Rated 4 and 5 Loans CECL Reserve by Property Type Risk Rated 4 and 5 Loans CECL Reserve as a Percent of Loan Balance3 $117 million CECL Reserve1 for Risk Rated 4 and 5 Loans 31% CECL Reserve as a Percent of Risk Rated 4 and 5 Loan Balance2 11 58% 32% 10% Office Residential/ Condo Other 39% 23% 27% Office Residential/ Condo Other

Summary of Real Estate Owned ("REO") Note: As of December 31, 2025, unless otherwise noted. Past performance may not be indicative of future results. Numbers may not sum due to rounding. 1) Carrying value is net of accumulated depreciation and amortization of $7 million for the Florida mixed-use property and $7 million for the North Carolina office property. 2) Income yield is calculated as the annualized property level net operating income for the three months ended December 31, 2025 (excluding non-recurring items) divided by the carrying value. Mixed-Use Office Quarter Converted to REO Q3 2023 Q3 2024 Location Florida North Carolina Square Footage 816 thousand 554 thousand Carrying Value1 $78 million $53 million Income Yield2 9% 9% 12

1. Appendix 13

Loans Held for Investment Portfolio Details

($ in millions)

#	Loan Type	Location	Origination Date	Current Loan Commitment	Outstanding Principal	Carrying Value	Interest Rate	SOFR Floor	Unleveraged Effective Yield	Maturity Date	Payment Terms[1]
Office Loans:											
1	Senior	IL	Nov 2020	$166.2	$166.2	$139.6	[2]	1.5%	—%[2]	Jan 2026[2]	I/O
2	Senior	NC	Aug 2021	85.0	71.8	71.7	S+3.65%	0.2%	7.4%	Aug 2028	I/O
3	Senior	NY	Jul 2021	65.0	65.0	65.0	S+2.65%	0.4%	6.3%	Jul 2028	I/O
4	Senior	AZ	Sep 2021	65.0	65.0	65.0	S+2.00%	0.5%	5.7%	Oct 2027[3]	I/O
5	Senior	IL	Dec 2022	54.2	54.2	54.2	S+4.25%	3.0%	8.0%	Jan 2027	I/O
6	Senior	Diversified	Jan 2020	16.1	16.1	15.9	S+3.75%	1.6%	10.0%	Jul 2026	P/I
7	Subordinated	AZ	Sep 2021	20.4	8.4	8.3	[3]	—%	6.7%	Oct 2027[3]	I/O
Total Office				**$471.9**	**$446.7**	**$419.7**					
Hotel Loans:											
8	Senior	CA	Mar 2022	$60.8	$60.8	$60.8	S+4.20%	—%	8.1%	Mar 2026	I/O
9	Senior	NY	Mar 2022	55.7	55.7	55.6	S+4.40%	0.1%	8.4%	Mar 2026	I/O
10	Senior	SC	Oct 2025	58.0	48.3	47.8	S+3.50%	3.0%	7.6%	Nov 2028	I/O
11	Senior	Diversified	Nov 2025	25.0	23.9	23.7	S+3.75%	3.0%	7.8%	Nov 2028	I/O
12	Senior	FL	Nov 2025	25.0	17.3	17.1	S+3.35%	2.8%	7.6%	Dec 2028	I/O
Total Hotel				**$224.5**	**$206.0**	**$205.0**					

Note: As of December 31, 2025 unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) I/O = interest only, P/I = principal and interest. 2) The Illinois loan is structured as both a senior and mezzanine loan with the Company holding contiguous positions. The senior position has a per annum interest rate of S + 2.25% and the mezzanine position has a fixed per annum interest rate of 10.00%. The senior and mezzanine loans were both on non-accrual status as of December 31, 2025 and the Unleveraged Effective Yield is not applicable. In both November and December 2025, the Company and the borrower entered into a modification and extension agreement to, among other things, extend the maturity date on the Illinois loan from November 2025 to December 2025 and from December 2025 to January 2026, respectively. 3) In October 2025, the Company and the borrower entered into a modification and extension agreement for the existing senior Arizona loan, which had an outstanding principal balance of $80.8 million at the time of the modification to, among other things, (1) borrower to repay $7.5 million of the outstanding principal of the existing senior loan and (2) split the remaining existing senior loan into a senior A-Note with an outstanding principal balance of $65.0 million, a subordinated B-Note with no initial outstanding principal balance and an unfunded commitment of $12.0 million for certain lender approved leasing costs and a subordinated C-Note with an outstanding principal balance of $8.3 million. The subordinated B-Note is pari-passu with new borrower contributions for the loan principal paydown and other additional capital contributions. The subordinated C-Note is subordinate to the A-Note, B-Note and the new borrower contributions. In addition, the maturity date of the senior A-Note, subordinated B-Note and the subordinated C-Note was extended from October 2025 to October 2027. The senior A-Note has a per annum interest rate of S + 2.00%, the subordinated B-Note has a fixed per annum interest rate of 12.00% and the subordinated C-Note has a fixed per annum interest rate of 5.50%.

ARES 14

Loans Held for Investment Portfolio Details

($ in millions)

#	Loan Type	Location	Origination Date	Current Loan Commitment	Outstanding Principal	Carrying Value	Interest Rate	SOFR Floor	Unleveraged Effective Yield	Maturity Date	Payment Terms[1]
Multifamily Loans:											
13	Senior	NY	May 2022	$132.2	$132.2	$131.6	S+3.90%	0.2%	8.6%	Jun 2026	I/O
14	Senior	TX	Nov 2021	68.8	68.5	68.5	S+2.95%	—%	6.6%	Jan 2026[2]	I/O
15	Senior	OH	Sep 2023	57.8	57.3	57.1	S+3.05%	2.5%	7.1%	Oct 2026	I/O
16	Senior	NC	Oct 2025	50.0	50.0	49.6	S+2.40%	3.0%	6.6%	Oct 2027	I/O
17	Senior	MA	Sep 2025	50.0	49.0	48.5	S+3.10%	2.8%	7.3%	Oct 2027	I/O
18	Senior	PA	Dec 2018	28.2	28.2	27.8	S+2.50%	2.8%	—%[3]	Jan 2026[3]	I/O
19	Senior	TX	Oct 2021	18.2	18.2	18.2	S+2.60%	—%	6.5%	Jan 2026[4]	I/O
Total Multifamily				**$405.2**	**$403.4**	**$401.3**					
Industrial Loans:											
20	Senior	GA	Oct 2025	$100.5	$96.8	$95.9	S+2.25%	2.5%	6.3%	Oct 2028	I/O
21	Senior	CA	Oct 2025	55.3	50.7	50.2	S+3.00%	3.0%	7.1%	Nov 2028	I/O
22	Senior	MA	Jun 2023	46.5	45.6	45.5	S+2.90%	—%	6.7%	Jun 2028	I/O
23	Senior	NJ	Jun 2021	27.8	27.8	27.8	S+8.85%	0.2%	12.5%	Nov 2024[5]	I/O
24	Subordinated	CA	Aug 2019	13.1	12.6	10.9	S+3.85%	2.0%	—%[6]	Jan 2027	I/O
25	Senior	CA	Aug 2019	7.0	7.0	7.0	S+3.85%	2.0%	7.5%	Jan 2027[6]	I/O
Total Industrial				**$250.2**	**$240.5**	**$237.3**					

Note: As of December 31, 2025 unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) I/O = interest only, P/I = principal and interest. 2) In December 2025, the Company and the borrower entered into a modification and extension agreement to, among other things, extend the maturity date on the senior Texas loan from December 2025 to January 2026. 3) The senior Pennsylvania loan was on non-accrual status as of December 31, 2025 and the Unleveraged Effective Yield is not applicable. In December 2025, the Company and the borrower entered into a modification and extension agreement to, among other things, extend the maturity date on the senior Pennsylvania loan from December 2025 to January 2026. 4) In October 2025, the Company and the borrower entered into a modification and extension agreement to, among other things, extend the maturity date on the senior Texas loan from October 2025 to January 2026. 5) As of December 31, 2025, the senior New Jersey loan, which is collateralized by an industrial property, is in maturity default due to the failure of the borrower to repay the outstanding principal balance of the loan by the November 2024 maturity date and the borrower is current on all contractual interest payments. 6) The California loan is structured as a senior A-Note, with an outstanding principal balance of $7.0 million as of December 31, 2025, a subordinated B-Note with no outstanding principal balance and an unfunded commitment of $500 thousand for certain lender approved leasing costs and a subordinated C-Note with an outstanding principal balance of $12.6 million as of December 31, 2025. The subordinated B-Note and C-Note are subordinate to new borrower equity related to additional capital contributions. As of December 31, 2025, the subordinated C-Note was on non-accrual status and therefore, the Unleveraged Effective Yield is not applicable.

ARES

15

Loans Held for Investment Portfolio Details

($ in millions)

#	Loan Type	Location	Origination Date	Current Loan Commitment	Outstanding Principal	Carrying Value	Interest Rate	SOFR Floor	Unleveraged Effective Yield	Maturity Date	Payment Terms[1]
Residential/Condominium Loans:											
26	Senior	NY	Mar 2022	$167.7	$167.7	$129.8	S+8.95%	0.4%	—%[2]	Dec 2026[2]	I/O
Total Residential/Condominium				**$167.7**	**$167.7**	**$129.8**					
Self Storage Loans:											
27	Senior	Diversified	Dec 2025	$72.5	$70.5	$69.8	S+2.50%	2.8%	6.6%	Dec 2028	I/O
28	Senior	FL	Jul 2025	12.3	11.9	11.9	S+3.25%	1.0%	7.1%	Dec 2027	I/O
29	Senior	IN	Sep 2023	11.4	11.4	11.4	S+3.60%	0.9%	7.4%	Jun 2026	I/O
30	Senior	AZ	Jul 2025	11.2	10.5	10.4	S+3.25%	3.0%	7.2%	Feb 2028	I/O
31	Senior	FL	Jul 2025	9.9	9.3	9.2	S+3.75%	3.0%	7.6%	Jun 2028	I/O
32	Senior	PA	Jul 2025	9.1	8.6	8.5	S+3.50%	2.0%	7.5%	May 2028	I/O
33	Senior	MA	Apr 2022	7.7	7.7	7.7	S+3.00%	0.8%	6.9%	Nov 2026[3]	I/O
34	Senior	FL	Oct 2025	7.3	6.9	6.8	S+3.50%	3.0%	7.6%	Apr 2028	I/O
Total Self Storage				**$141.4**	**$136.8**	**$135.7**					
Loan Portfolio Total/Weighted Average				**$1,660.9**	**$1,601.1**	**$1,528.8**		**1.5%[4]**	**5.7%**		

Note: As of December 31, 2025 unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) I/O = interest only, P/I = principal and interest. 2) The New York loan is structured as both a senior and mezzanine loan with the Company holding contiguous positions. The senior and mezzanine positions each have a per annum interest rate of S + 8.95%. The senior and mezzanine loans were both on non-accrual status as of December 31, 2025 and the Unleveraged Effective Yield is not applicable. In December 2025, the borrower exercised a 12-month extension option in accordance with the loan agreement, which extended the maturity date on the senior and mezzanine loans to December 2026. 3) In November 2025, the borrower exercised a 12-month extension option in accordance with the loan agreement, which extended the maturity date on the senior Massachusetts loan to November 2026. 4) The weighted average floor is calculated based on loans with SOFR floors.

ARES

16

Consolidated Balance Sheets   As of ($ in thousands, except share and per share data) 12/31/2025 12/31/2024 ASSETS Cash and cash equivalents $ 29,289 $ 63,799 Restricted cash ($1,108 and $2,495 related to consolidated VIEs, respectively) 37,868 2,495 Loans held for investment ($138,950 and $551,955 related to consolidated VIEs, respectively) 1,528,806 1,656,688 Current expected credit loss reserve (125,756) (136,224) Loans held for investment, net of current expected credit loss reserve 1,403,050 1,520,464 Investment in available-for-sale debt securities, at fair value — 8,684 Real estate owned held for investment, net ($52,634 and $58,844 related to consolidated VIEs, respectively) 130,165 139,032 Other assets ($76 and $1,991 of interest receivable related to consolidated VIEs, respectively) 17,770 16,732 Total assets $ 1,618,142 $ 1,751,206 LIABILITIES AND STOCKHOLDERS' EQUITY LIABILITIES Secured funding agreements $ 858,176 $ 588,468 Secured term loan 89,360 128,062 Collateralized loan obligation securitization debt (consolidated VIEs) 99,921 455,839 Due to affiliate 4,061 3,790 Dividends payable 8,442 13,924 Other liabilities ($257 and $1,309 of interest payable related to consolidated VIEs, respectively) 48,614 20,991 Total liabilities 1,108,574 1,211,074 Commitments and contingencies STOCKHOLDERS' EQUITY Common stock, par value $0.01 per share, 450,000,000 shares authorized at December 31, 2025 and 2024 and 55,026,453 and 54,542,178 shares issued and outstanding at December 31, 2025 and 2024, respectively 532 532 Additional paid-in capital 820,827 816,923 Accumulated other comprehensive income (loss) — 37 Accumulated earnings (deficit) (311,791) (277,360) Total stockholders' equity 509,568 540,132 Total liabilities and stockholders' equity $ 1,618,142 $ 1,751,206 17

Consolidated Statements of Operations

($ in thousands, except share and per share data)	For the Three Months Ended 12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Revenue:					
Interest income	$ 23,732	$ 23,261	$ 23,117	$ 27,480	$ 33,492
Interest expense	(16,078)	(14,790)	(16,101)	(18,189)	(22,282)
Net interest margin	7,654	8,471	7,016	9,291	11,210
Revenue from real estate owned	5,562	5,634	5,549	5,657	6,299
Total revenue	13,216	14,105	12,565	14,948	17,509
Expenses:					
Management and incentive fees to affiliate	2,420	2,420	2,430	2,567	2,571
Professional fees	678	526	673	877	663
General and administrative expenses	1,595	1,733	1,995	1,720	1,844
General and administrative expenses reimbursed to affiliate	810	781	1,024	1,003	545
Expenses from real estate owned	4,495	4,540	4,628	4,495	5,538
Total expenses	9,998	10,000	10,750	10,662	11,161
(Provision for) reversal of current expected credit losses, net	(9,835)	2,190	20,150	5,340	970
Realized losses on loans	—	(1,643)	(33,000)	—	(15,712)
Realized gain (loss) on sale of real estate owned	2,757	—	—	—	(2,287)
Income (loss) before income taxes	(3,860)	4,652	(11,035)	9,626	(10,681)
Income tax expense (benefit), including excise tax	5	(1)	—	281	(17)
Net income (loss) attributable to common stockholders	$ (3,865)	$ 4,653	$ (11,035)	$ 9,345	$ (10,664)
Earnings (loss) per common share:					
Basic earnings (loss) per common share	$ (0.07)	$ 0.08	$ (0.20)	$ 0.17	$ (0.20)
Diluted earnings (loss) per common share	$ (0.07)	$ 0.08	$ (0.20)	$ 0.17	$ (0.20)
Weighted average number of common shares outstanding:					
Basic weighted average shares of common stock outstanding	54,951,917	54,904,862	54,856,949	54,828,751	54,498,051
Diluted weighted average shares of common stock outstanding	54,951,917	55,775,825	54,856,949	55,694,939	54,498,051
Dividends declared per share of common stock[1]	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.25

ARES 1) There is no assurance dividends will continue at these levels or at all.

18

Reconciliation of Net Income (Loss) to Non-GAAP Distributable Earnings (Loss)

	For the Three Months Ended				
($ in thousands, except per share data)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Net income (loss) attributable to common stockholders	$ (3,865)	$ 4,653	$ (11,035)	$ 9,345	$ (10,664)
Stock-based compensation	893	1,024	937	1,050	1,122
Incentive fees to affiliate	—	—	—	—	—
Depreciation and amortization of real estate owned	1,605	2,009	2,318	2,182	2,238
Provision for (reversal of) current expected credit losses, net	9,835	(2,190)	(20,150)	(5,340)	(970)
Distributable Earnings (Loss)	$ 8,468	$ 5,496	$ (27,930)	$ 7,237	$ (8,274)
Realized (gains) losses	(2,398)	1,643	33,000	—	17,999
Distributable Earnings excluding realized (gains) losses	$ 6,070	$ 7,139	$ 5,070	$ 7,237	$ 9,725
Net income (loss) attributable to common stockholders	(0.07)	0.08	(0.20)	0.17	(0.20)
Stock-based compensation	0.02	0.02	0.02	0.02	0.02
Incentive fees to affiliate	—	—	—	—	—
Depreciation and amortization of real estate owned	0.03	0.04	0.04	0.04	0.04
Provision for (reversal of) current expected credit losses, net	0.18	(0.04)	(0.37)	(0.10)	(0.02)
Basic Distributable Earnings (Loss) per common share	$ 0.15	$ 0.10	$ (0.51)	$ 0.13	$ (0.15)
Realized (gains) losses	(0.04)	0.03	0.60	—	0.33
Basic Distributable Earnings excluding realized (gains) losses per common share	$ 0.11	$ 0.13	$ 0.09	$ 0.13	$ 0.18
Net income (loss) attributable to common stockholders	(0.07)	0.08	(0.20)	0.17	(0.20)
Stock-based compensation	0.02	0.02	0.02	0.02	0.02
Incentive fees to affiliate	—	—	—	—	—
Depreciation and amortization of real estate owned	0.03	0.04	0.04	0.04	0.04
Provision for (reversal of) current expected credit losses, net	0.18	(0.04)	(0.37)	(0.10)	(0.02)
Diluted Distributable Earnings (Loss) per common share	$ 0.15	$ 0.10	$ (0.51)	$ 0.13	$ (0.15)
Realized (gains) losses	(0.04)	0.03	0.60	—	0.33
Diluted Distributable Earnings excluding realized (gains) losses per common share	$ 0.11	$ 0.13	$ 0.09	$ 0.13	$ 0.18

ARES

Note: Due to rounding, numbers presented may not add up to the totals provided.

19

Diverse Sources of Financing Supports Portfolio

Diversified financing sources totaling $1.3 billion with $292 million of undrawn capacity[1,2]

($ in millions)

Financing Sources	Total Commitments	Outstanding Principal	Pricing Range	Mark to Credit	Non Spread Based Mark to Market
Secured Funding Agreements					
Wells Fargo Facility	$600.0[1]	$438.9	SOFR+1.40 to 3.75%	✓	✓
Citibank Facility	325.0[1]	269.3	SOFR+1.50 to 3.00%	✓	✓
Morgan Stanley Facility	150.0[1]	150.0	SOFR+1.75 to 3.50%	✓	✓
CNB Facility	75.0[2]	—	SOFR+3.25%	✓	✓
Subtotal	**$1,150.0**	**$858.2**			
Capital Markets					
2021-FL4 Securitization	$99.9	$99.9	SOFR+2.89%	N/A	✓
Secured Term Loan	90.0	90.0	5.25% (Fixed)[3]	✓	✓
Subtotal	**$189.9**	**$189.9**			
Total Debt	$1,339.9	$1,048.1			

Note: As of December 31, 2025 unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers presented may not add up to the totals provided. 1) For the Wells Fargo, Citibank and Morgan Stanley facilities, total commitments are available subject to the pledge of additional collateral. The Citibank and Morgan Stanley facilities contain accordion provisions such that the maximum commitments may be increased to up to $425.0 million and $250.0 million, respectively, subject to the satisfaction of certain conditions, including payment of an upsize fee. 2) Amount immediately available under the CNB Facility at any given time can fluctuate based on the fair value of the collateral in the borrowing base that secures the CNB Facility. As of December 31, 2025, there was no immediate availability under the CNB Facility based on the fair value of the collateral in the borrowing base at such time. The amount immediately available under the CNB Facility may be increased to up to $75.0 million by the pledge of additional collateral into the borrowing base in accordance with the CNB Facility agreement. 3) The Secured Term Loan includes interest rate increases on advances to the following fixed rates: (i) 4.50% per annum until May 1, 2025 and (ii) after May 1, 2025 through November 12, 2026, the interest rate increases 0.25% every three months.

ARES 20

Glossary Distributable Earnings (Loss) Distributable Earnings  (Loss) is a non-GAAP financial measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. To maintain the Company’s REIT status, the Company is generally required to annually distribute to its stockholders substantially all of its taxable income. The Company believes the disclosure of Distributable Earnings (Loss) provides useful information to investors regarding the Company's ability to pay dividends, which the Company believes is one of the principal reasons investors invest in the Company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Distributable Earnings (Loss) is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fees the Company pays to its Manager, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors. Loan balances that are deemed to be uncollectible are written-off as a realized loss and are included in Distributable Earnings (Loss). Distributable Earnings (Loss) is aligned with the calculation of “Core Earnings,” which is defined in the Management Agreement and is used to calculate the incentive fees the Company pays to its Manager.  Distributable Earnings excluding realized gains/losses is Distributable Earnings (Loss) further adjusted to exclude realized gains/losses. 21

End Notes 22 Q4 2025 and Full Year 2025 Company Results and Highlights; page 3 Note: As of December 31, 2025 unless otherwise noted. Past performance is not indicative of future results. Due to rounding, numbers may not add up to the totals provided. 1. Distributable Earnings (Loss) and Distributable Earnings excluding realized gains (losses) are non-GAAP financial measures. See page 21 for Distributable Earnings (Loss) and Distributable Earnings excluding realized gains (losses) definitions and page 19 for the Reconciliation of Net Income (Loss) to Non-GAAP Distributable Earnings (Loss) and Distributable Earnings excluding realized gains/losses. 2. Book value per common share excluding CECL reserve is calculated as (i) total stockholders’ equity of $510 million plus CECL reserve of $127 million divided by (ii) total outstanding common shares of 55,026,453 as of December 31, 2025. 3. Represents realized gain of $2.4 million calculated in accordance with Distributable Earnings (Loss), a non-GAAP financial measure. Realized gain in accordance with GAAP is $2.8 million. The difference is due to the impact of accumulated depreciation and amortization. 4. As of December 31, 2025, includes $31 million of cash (inclusive of restricted amounts available to repay collateralized loan obligation securitization debt) and approximately $79 million of available financing proceeds under our secured funding agreements. 5. Source: Bloomberg stock price for ACRE as of February 5, 2026. Ares Real Estate is a Global Investment Manager and Operator; page 6 1. Investment professionals include Investment Management, Portfolio Management and Development personnel as of December 31, 2025. 2. Operating professionals include Asset Management, Construction Management, Property Management, Debt Capital Markets, Due Diligence & Quantitative Development personnel as of December 31, 2025. 3. Residential includes Multifamily, Single-Family Rental (SFR), and Senior Housing Units.